Exhibit 10.9

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on July 18, 2014 in Beijing, the People’s Republic of China.

Party A:	Beijing Shijitong Technology Co., Ltd.

Address:	Room 1505, Buildings 1, No.108 Zhichun Road, Haidian District, Beijing

Party B:	Beijing Lejiaxin Network Technology Co., Ltd.

Address:	16F-11, No. 2 West Dawang Road, Chaoyang District, Beijing

Party A and Party B shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas,

1.                Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China’s (hereinafter “China” or “PRC”) with necessary resources for providing technical services and commercial consulting services;

2.                  Party B is a domestic company registered in China and is approved by competent Chinese government authorities to engage in technical popularization service; enterprise planning; enterprise management consulting; investment management; investment consulting; asset management; goods import and export business; technology import and export business; export& import agency; sales of the electronic products, communications equipment, daily necessities, handicrafts, sporting goods and photographic equipment. Party B’s current business and any business to be operated and developed at any time during the term of this Agreement are collectively referred to as “Principal Business”.

3.                Party A is willing to, with its advantages in technology, human resources, and information, provide Party B with technical support, consulting services and other services on an exclusive basis in relation to the Principal Business during the term of this Agreement, and Party B is willing to accept such services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, the Parties hereby agree as follows through mutual negotiations:

1.                  Services to be Provided by Party A

1.1                 Pursuant to the terms and conditions set forth herein, Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with full-range business support and technical and consulting services during the term of this Agreement, which may include all such services as may be determined from time to time by Party A within Party B’s scope of the Principal Business, such as but not limited to technical services, network support, business consultations, intellectual property licenses, equipment or office premise leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2                 Party B agrees to accept the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept any same or similar services provided by any third party and shall not establish similar cooperation relationships with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the services under this Agreement.

1.3                 Service Mode

1.3.1                        Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into further technical service agreements or consulting service agreements, which shall specify the specific contents, manner, personnel, and fees for the specific technical services and consulting services to be provided by Party A.

1.3.2                        To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements which shall permit Party B to, based on its business needs, use Party A’s relevant intellectual property rights at any time and from time to time.

1.3.3                        To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into equipment or property leases which shall permit Party B to, based on its business needs, use Party A’s relevant equipment or property at any time and from time to time.

1.3.4                        Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets of Party B, to the extent permitted under PRC law, and at the lowest purchase price permitted by PRC law. Upon exercise of such option by Party A, The Parties shall enter into a separate asset transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.                  The Calculation and Payment of Service Fees

Both Parties agree that Party B shall pay Party A consulting service fees in the amount and on the date stipulated in the invoice. Party A shall have the right to adjust the service fee rate at any time in accordance with the quantity and content of consulting services it provides to Party B.

2.1                 Party B shall pay service fees to Party A in the following manner for the services provided by Party A hereunder.

2.1.1                        Service fee equivalent to a certain ratio of the balance of Party B’s current-year revenue deducting the cost recognized by Party A, which ratio shall be otherwise determined by Party A annually based on Party B’s actual profitability; and

2.1.2                        Service fee otherwise agreed upon by the Parties for specific technical services provided by Party A from time to time upon Party B’s request.

2.2                 Party B shall pay the service fees determined pursuant to Section 2.1 to Party A’s designated bank account in a lump sum within three (3) months following the end of each Gregorian Calendar year.

2.3                 With fifteen (15) days following the end of each financial year, Party B shall provide Party A with current-year financial statements and all business records, business contracts and financial information necessary for the issuance of financial statements. If Party A disputes with the financial information provided by Party B, it may appoint an independent accountant with good reputation to audit relevant information and Party B shall cooperate.

3.                  Intellectual Property Rights and Confidentiality Clauses

3.1                 Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets, regardless of whether they have been developed by Party A or Party B. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct as deemed necessary by Party A at its sole discretion, so as to vest any ownership, right or interest of any such intellectual property rights in Party A, and/or perfect the protections for any such intellectual property rights of Party A.

3.2                 The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement constitute confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (i) is or becomes available to the general public (other than through the receiving Party’s unauthorized disclosure); (ii) is required to be disclosed by applicable laws or regulations or rules or regulations of any stock exchange; or (iii) is necessary to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure by such Party itself and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3                 The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.                  Representation and Warranties

4.1                 Party A hereby represents and warrants as follows:

4.1.1                        Party A is a wholly foreign-owned enterprise legally established and validly existing under the laws of China;

4.1.2                        Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3                        This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2                 Party B hereby represents and warrants as follows:

4.2.1                        Party B is a company legally established and validly existing under the laws of China and has obtained all government permits and licenses for engaging in the Principal Business.

4.2.2                        Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3                        This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

5.                  Effectiveness and Term

5.1                 This Agreement is executed on the date first above written and shall take effect as of such date. This Agreement shall have an indefinite term and remain effective unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A.

5.2                 During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved by relevant government authorities.

6.                  Termination

6.1                 Party B shall not terminate this Agreement prior to expiration of the term of this Agreement.

6.2                 During the term of this Agreement, Party A shall have the right to terminate this Agreement upon giving 30 days’ prior written notice to Party B at any time.

6.3                 The rights and obligations of the Parties under Sections 3, 7 and 8 shall survive the termination of this Agreement.

7.                  Governing Law and Dispute Resolution

7.1                 The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the dispute resolution hereunder shall be governed by the laws of China.

7.2                 In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement within 30 days after either Party requests to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on both Parties.

7.3                 Upon occurrence of any disputes arising from the construction and performance of this Agreement or pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

8.                  Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses incurred by Party A due to any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.                  Notices

9.1                 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail with postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. Each notice shall be followed by a confirmation copy sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                        Notices given by personal delivery, courier service, registered mail with postage prepaid shall be deemed effectively given on the date of receipt or rejection at the address specified for notices.

9.1.2                        Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                 The addresses of the Parties for receiving notices are as follows:

Party A:	Beijing Shijitong Technology Co., Ltd.
Addres:	6/F, Block B, Huazhong University of Science and Technology, Virtual University Park, Nanshan Science Zone, Nanshan District, Shenzhen
Attn:	XIAO Wenjie
Tel.:	0755-86530952

Party B:	Beijing Lejiaxin Network Technology Co., Ltd.
Address:	6/F, Block B, Huazhong University of Science and Technology, Virtual University Park, Nanshan Science Zone, Nanshan District, Shenzhen
Attn:	XIAO Wenjie
Tel.:	0755-86530952

9.3                 Either Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.           Assignment

10.1          Without Party A’s prior written consent, Party B shall not assign its rights and obligations hereunder to any third party.

10.2          Party B agrees that Party A may assign its obligations and rights hereunder to any third party and in the case of such assignment, Party A is only required to give written notice to Party B and does not need to seek any consent from Party B.

11.           Severability

In the event that one or several provisions hereof are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.           Modification and Supplement

Any amendments and supplements to this Agreement shall be in writing. Any amendment agreements and supplementary agreements signed by the Parties with respect to this Agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

13.           Language and Counterparts

This Agreement is written in Chinese in two counterparts of equal legal force, with each Party holding one.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Beijing Shijitong Technology Co., Ltd. (Seal)

Signature:	/s/XIAO Wenjie

Name:	XIAO Wenjie

Title:	Legal Representative

/s/Seal of Beijing Shijitong Technology Co., Ltd.

Party B: Beijing Lejiaxin Network Technology Co., Ltd. (Seal)

Signature:	/s/XIAO Wenjie

Name:	XIAO Wenjie

Title:	Legal Representative

/s/Seal of Beijing Lejiaxin Network Technology Co., Ltd.